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                                                                       EXHIBIT 5

April 8, 2004

The Board of Directors of
Escalon Medical Corp.
351 East Conestoga Road
Wayne, PA 19087

Ladies and Gentlemen:

         We have acted as counsel to Escalon Medical Corp. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") relating to the offer and sale by certain shareholders of the Company of up to an aggregate of 800,000 shares (the "Shares") of common stock, $.001 par value, of the Company ("Common Stock") and up to 120,000 shares (the "Warrant Shares") of Common Stock purchasable upon exercise of Warrants to Purchase Common Stock (the "Warrants") issued by the Company as of March 16, 2004.

         As counsel to the Company, we are familiar with all corporate proceedings in connection with the preparation and filing of the Registration Statement. We have also examined the Company's Articles of Incorporation and Bylaws, each as amended to date, the corporate minutes and other proceedings and records relating to the authorization, sale and issuance of the Shares, and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion. Based upon the foregoing, it is our opinion that:

         1. The Shares are duly authorized, legally and validly issued and outstanding and fully paid and nonassessable.

         2. The Warrant Shares, when issued in accordance with the terms and conditions of the Warrants, will be duly authorized, legally and validly issued and outstanding and fully paid and nonassessable.

         We hereby consent to the use of this opinion in the Registration Statement, and we further consent to the reference to our name in the prospectus under the caption "Legal Matters."

                                            Sincerely,

                                            /s/ Duane Morris LLP

KMS/JWK/cah